UNIT PURCHASE AGREEMENT

between

JET FUEL, LLC

(the “Purchaser”),

and

COAL FIELD TRANSPORTS, INC.

(the “Seller”)

Dated as of November 25, 2015

UNIT PURCHASE AGREEMENT

THIS UNIT PURCHASE AGREEMENT (this “Agreement”), dated as of November 25, 2015, effective November 30, 2015 (the “Effective Date”), is made by and between JET FUEL, LLC, a Kentucky limited liability company (the “Purchaser”) and COAL FIELD TRANSPORTS, INC., a West Virginia corporation (the “Seller”). Certain capitalized terms used in this Agreement are defined in Section 1.1 hereof

RECITALS

WHEREAS, the Seller now owns all of the outstanding membership units in BIG RIVER MINING LLC, a Delaware limited liability company (“Big River”), YELLOW BUSH MINING LLC, a Delaware limited liability company (“Yellow Bush”) and BROAD RUN DOCK LLC, a Delaware limited liability company (“Broad Run Dock”) (together, the “Company”) (and with all of the outstanding membership units of the Company being the “Units”), which constitutes all of the issued and outstanding Equity Securities, as defined herein, of the Company; and

WHEREAS, the Purchaser desires to purchase from the Seller, and the Seller desires to sell to the Purchaser, all of the issued and outstanding Equity Securities of the Company upon the terms and subject to the conditions of this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and premises contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I.

DEFINITIONS

1.1 Defined Terms.

As used herein, the terms below shall have the following meanings:

“Action” means any action, order, writ, injunction, judgment or decree or any claim, suit, litigation, proceeding, dispute, arbitration, mediation, inquiry, audit, assessment or investigation, or any similar event, occurrence or proceeding.

“Affiliate” means, with respect to any Person (the “referent Person”), any Person that, directly or indirectly, controls the referent Person, any Person that the referent Person controls, or any Person or entity that is under common control with the referent Person. For purposes of the preceding sentence, the term “control” means the power, direct or indirect, to direct or cause the direction of the management and policies of a Person through voting securities, by contract or otherwise.

“Assets” means, with respect to the Company, all of the Company’s right, title and interest in and to all properties, assets and rights of any kind, whether tangible or intangible, real or personal and constituting, or used or useful in connection with, or related to, the business of the Company owned by the Company or in which the Company has any interest, including without limitation all of Company’s right, title and interest in (a) all accounts and notes receivable (whether current or noncurrent), refunds, deposits, prepayments or prepaid expenses (including without limitation any prepaid insurance premiums) of the Company, (b) all Cash held by the Company, (c) all rights and obligations under the Contracts, (d) all rights and obligations under the Leases, (e) all owned Facilities, (f) all Leased Property, (g) all Improvements, (h) all Fixtures and Equipment, (i) all Inventory, (j) all Books and Records, (k) all Proprietary Rights relating to the business of the Company, (l) all Permits, (m) all computers and software, (n) all Insurance Policies, (o) all available supplies, customer, supplier and distributor lists, telephone and fax numbers and purchasing records related to the business of the Company, (p) all rights under or pursuant to all warranties, representations and guarantees made by vendors, contractors or suppliers in connection with the Assets or services furnished to the Company pertaining to the business of the Company or affecting the Assets, (q) all deposits and prepaid expenses of the Company, (r) all Equity Securities held by the Company, (s) all claims, causes of action, causes in action, rights of recovery and rights of set-off of any kind, against any Person, including without limitation any liens, security interests, pledges or other rights to payment or to enforce payment in connection with products delivered by the Company on or prior to the Closing Date, and (t) all goodwill.

“Asset Retirement Obligation” means any asset retirement obligation of the Company for the past and future coal mining activities.

“Balance Sheet” means the unaudited balance sheet of the Company, dated the Closing Date, together with the notes thereto, if any.

“Books and Records” means, with respect to the Company, all books, records, lists, ledgers, financial data, files, reports, product and design manuals, maps, engineering data, plans, drawings, technical manuals and operating records of every kind pertaining to the Company, or the Assets, in whatever form, including, without limitation, all (a) corporate books and records of the Company, (b) disk or tape files, printouts, runs or other computer-based information and the Company’s, interest in all computer programs required to access, and the equipment containing, all such computer-based information, (c) business and marketing plans, (d) environmental control records, and (e) sales, customer maintenance, and supplier and production records.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in New York City are authorized by Law or executive order to remain closed.

“Cash” means, with respect to the Company, cash and cash equivalents (including marketable securities and short term investments and checks received by the Company prior to the Closing Date).

“Cessation Accrual” means the accounting accrual recorded by the Company for future costs associated with the Company’s cessation of mining operations.

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“Closing Date” means December 20, 2015, or such other date as of which all of the conditions set forth in Articles VII and VIII shall have been satisfied or duly waived but in no event later than December 31, 2015.

“Code” means the Internal Revenue Code of 1986, as amended.

“Confidential Information” means, as to any Person, all proprietary and confidential manufacturing, financial, marketing, operational, organizational, know-how, customer, vendor, technical and other data relating to the business of such Person, including, without limitation, all correspondences, memoranda, notes, summaries, analyses, compilations, forecasts, studies, models, extracts of and documents and records reflecting, based upon or derived from Confidential Information, regardless of who prepares it, as well as all copies and other reproductions thereof, whether in writing or stored or maintained in or by electronic, magnetic or other means, media or devices.

“Contract” means, with respect to the Company, as applicable, any agreement, contract, lease, sublease, note, loan, evidence of indebtedness, indenture, guarantee, purchase order, letter of credit, franchise agreement, undertaking, covenant not to compete, employment agreement, license, sublicense, instrument, obligation, commitment, purchase and sales order, quotation and other executory commitment to which the Company is a party or that relates to the businesses of the Company, or its Assets, whether oral or written, express or implied, and that pursuant to its terms has not expired, terminated or been fully performed by the parties thereto.

“Effective Date” shall mean November 30, 2015.

“Employee Benefit Plans” means all Benefit Arrangements, Multiemployer Plans, Pension Plans and Welfare Plans.

“Encumbrance” means any claim, lien, judgment, pledge, escrow, option, Liability, charge, easement, restrictive covenant, security interest, deed of trust, right of first refusal, mortgage, right-of-way, encroachment, building or use restriction, encumbrance or other right of third parties, whether voluntarily incurred or arising by operation of Law, and includes, without limitation, any agreement to give any of the foregoing in the future, and any contingent or conditional sales agreement or other title retention agreement or lease in the nature thereof or the filing of, or agreement to give any financing statement, under the Laws of any jurisdiction.

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“Environmental Claims” means, with respect to the Company’s Facilities, all accusations, allegations, notices of violation, liens, claims, demands, suits, or causes of action for any damage, including, without limitation, personal injury, property damage (including, without limitation, any depreciation or diminution of property values), lost use of property or consequential damages arising directly or indirectly out of Environmental Conditions or Environmental Laws. By way of example only (and not by way of limitation), Environmental Claims include (a) violations of or obligations under any contract related to Environmental Laws or Environmental Conditions between the Company and any other person, (b) actual or threatened damages to natural resources, (c) claims for nuisance or its statutory equivalent, (d) claims for the recovery of response costs, or administrative or judicial orders directing the performance of investigations, responses or remedial actions under any Environmental Laws, (e) requirements to implement “corrective action” pursuant to any order or permit issued pursuant to the Resource Conservation and Recovery Act, as amended, or similar provisions of applicable state Law, (f) claims related to Environmental Laws or Environmental Conditions for restitution, contribution, or indemnity, (g) fines, penalties or liens of any kind against property related to Environmental Laws or Environmental Conditions, (h) claims related to Environmental Laws or Environmental Conditions for injunctive relief or other orders or notices of violation from federal, state or local agencies or courts, and (ix) with regard to any present or former employees, claims relating to exposure to or injury from Environmental Conditions.

“Environmental Conditions” means, with respect to the Company, the state of the environment, including natural resources (e.g., flora and fauna), soil, surface water, ground water, any present or potential drinking water supply, subsurface strata or ambient air, relating to or arising out of the use, handling, storage, treatment, recycling, generation, transportation, release, spilling, leaking, pumping, pouring, emptying, discharging, injecting, escaping, leaching, disposal, dumping or threatened release of Hazardous Substances by the Company, or any of its predecessors or successors in interest, or by their respective Representatives when in such capacity on behalf of the Company. With respect to Environmental Claims by third parties, Environmental Conditions also include the exposure of Persons to Hazardous Substances at the work place or the exposure of Persons or property to Hazardous Substances migrating from or otherwise emanating from or located on property owned or occupied by the Company.

“Environmental Laws” means any and all international, federal, state, local or foreign Laws, statutes, ordinances, regulations, treaties, policies, guidance, rules, judgments, orders, writs, court decisions or rule of common law, stipulations, injunctions, consent decrees, Permits, restrictions and licenses, which (a) regulate or relate to the protection or cleanup of the environment; the use, treatment, storage, transportation, handling, disposal or release of Hazardous Substances, the preservation or protection of waterways, groundwater, drinking water, air, wildlife, plants or other natural resources; or the health and safety of Persons or property, including protection of the health and safety of employees; or (b) impose liability or responsibility with respect to any of the foregoing, including CERCLA, or any other law of similar effect.

“Equity Securities” means (a) Units or other equity securities or interests, (b) subscriptions, calls, warrants, options or commitments of any kind or character relating to, or entitling any Person to purchase or otherwise acquire, any Units or other equity securities or interests and (c) securities convertible into or exercisable or exchangeable for Units or other equity securities or interests.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means, with respect to Company, any entity (whether or not incorporated) that is (or at any relevant time was) a member of a “controlled group of corporations” with, under “common control” with, a member of an “affiliated service group” with, or otherwise required to be aggregated with, the Company, as set forth in Section 414(b), (c), (m) or (o) of the Code.

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“Facilities” means, with respect to the Company, all mines, offices, coal mining and preparation facilities, warehouses, coal stockpiles and storage areas, mine infrastructure, beltlines, conveyors, administration buildings and all parcels of real property and related facilities currently owned, leased or operated by the Company, all as identified or listed on Schedules 3.4(a) and 3.4(b).

“Financial Statements” means the Year End Financial Statements and the Interim Financial Statements.

“Fixtures and Equipment” means, with respect to the Company, all of the furniture, fixtures, furnishings, machinery, mobile equipment, computer hardware, appliances, vehicles and other personal property currently owned or leased by the Company, wherever located (including all warranty rights with respect thereto), including any such fixtures and equipment in the possession of any of the Company’s respective suppliers or other vendors, and all spare parts and supplies related thereto.

“GAAP” means accounting principles generally accepted in the United States of America.

“Governmental Entity” means any nation, federal, state, county municipal, local or foreign government, or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory, taxing or administrative functions of or pertaining to government.

“Hazardous Substances” means any pollutant, chemical, substance and any toxic, infectious, carcinogenic, reactive, corrosive, ignitable or flammable chemical, or chemical compound, or hazardous substance, material or waste, whether solid, liquid or gas, that is subject to regulation, control or remediation under any Environmental Laws, including without limitation, any quantity of asbestos in any form, urea formaldehyde, PCBs, radon gas, crude oil or any fraction thereof, all forms of natural gas, petroleum products or by-products or derivatives.

“Improvements” means any buildings, roofs and structural elements thereof and any systems and facilities included therein (including, but not limited to, building systems, heating, ventilation, air conditioning, plumbing, electrical, mechanical, sewer, waste water, storm water), parking lots, paving and parking equipment, other structures and improvements, and fixtures located on, under or in any Facility.

“Insurance Policies” means the insurance policies listed in Schedule 3.13.

“Intellectual Property Rights” means all (a) U.S. and foreign patents and patent applications and disclosures relating thereto (and any patents that issue as a result of those patent applications), and any renewals, reissues, reexaminations, extensions, continuations, continuations-in-part, divisions and substitutions relating to any of the patents and patent applications, as well as all related foreign patent and patent applications that are counterparts to such patents and patent applications, (b) U.S. and foreign trademarks, service marks, trade dress, logos, trade names and corporate names, whether registered or unregistered, and the goodwill associated therewith, together with any registrations and applications for registration thereof, (c) U.S. and foreign copyrights and rights under copyrights, whether registered or unregistered, including moral rights, and any registrations and applications for registration thereof, (d) U.S. and foreign mask work rights and registrations and applications for registration thereof, (e) rights in databases and data collections (including knowledge databases, customer lists and customer databases) under the laws of the United States or any other jurisdiction, whether registered or unregistered, and any applications for registration therefor, (f) trade secrets and other rights in know-how and confidential or proprietary information (including any business plans, designs, technical data, customer data, traffic data, financial information, pricing and cost information, bills of material, or other similar information), (g) URL and domain name registrations, (h) inventions (whether or not patentable) and improvements thereto, (i) all claims and causes of action arising out of or related to infringement or misappropriation of any of the foregoing, and (j) other proprietary or intellectual property rights now known or hereafter recognized in any jurisdiction.

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“Interim Financial Statements” means (a) the balance sheet of the Company as of September 30, 2015, and (b) the related statements of income, changes in members’ equity and cash flows of the Company for the period from January 1, 2015 to September 30, 2015.

“Inventory” means, with respect to the Company, (a) all mine supplies, parts and other products owned by the Company for use in the Ordinary Course of Business or otherwise under the control of the Company or carried on the books of the Company for use by the Company and (b) all office supplies and similar materials of the Company.

“Knowledge of Seller” means, with respect to a particular matter, the actual knowledge of Duane Blankenship and Shawn Ray.

“Law” means any federal, state, local or foreign law, statute, code, ordinance, rule, regulation, order, judgment, writ, stipulation, award, injunction, decree or arbitration award or finding.

“Leases” means, with respect to the Company, as applicable, all of the leases or subleases for personal or real property to which the Company is a party or by which the Company is bound.

“Liabilities” means any liability, loss, indebtedness, obligation, co-obligation, commitment, cost, expense, claim, damage, deficiency, guarantee or endorsement of or by any Person of any nature (whether direct or indirect, known or unknown, absolute or contingent, liquidated or unliquidated, due or to become due, accrued or unaccrued, matured or unmatured, or otherwise).

“Material Adverse Effect,” “Material Adverse Change” or a similar phrase means, with respect to the Company, any material adverse effect on or change with respect to (i) the business, operations, Assets (taken as a whole), Liabilities (taken as a whole), condition (financial or otherwise), results of operations or prospects of the Company, taken as a whole, (ii) the Company’s relations with its respective customers, suppliers and distributors, or (iii) the right or ability of the Seller or the Company to consummate any of the transactions contemplated hereby.

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“Multiemployer Plan” means, with respect to the Company, any “multiemployer plan,” as defined in Section 4001(a)(3) or Section 3(37) of ERISA, which (a) the Company, or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or, after September 25, 1980, maintained, administered, contributed to or was required to contribute to, or under which the Company, or any ERISA Affiliate may incur any Liability and (b) covers any employee or former employee of the Company, or any ERISA Affiliate (with respect to their relationship with any such entity).

“Ordinary Course of Business” means, with respect to a particular Person, any action taken by, or the conduct of, such Person that is: consistent with the past practices of such Person in timing, frequency and amount and otherwise taken in the ordinary course of the normal day-to-day operations of such Person; and similar in nature and magnitude to actions customarily taken by, or the conduct of, such Person, in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

“Organizational Documents” means the certificate of incorporation, articles of incorporation, by-laws, articles of organization, limited liability company agreement, partnership agreement, formation agreement, operating agreement, joint venture agreement or other similar organizational document of any Person other than any individual (in each case, as amended to date).

“Pension Plan” means, with respect to the Company, any “employee pension benefit plan” as defined in Section 3(2) of ERISA (other than a Multiemployer Plan) that (a) the Company, or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or, within the six years prior to the Closing Date, maintained, administered, contributed to or was required to contribute to, or under which the Company, or any ERISA Affiliate may incur any Liability (including, without limitation, any contingent Liability) and (b) covers any employee or former employee of the Company, or any ERISA Affiliate (with respect to their relationship with any such entity).

“Permits” means, with respect to the Company, all licenses, permits, franchises, approvals, authorizations, consents or orders of, or filings with, or notifications to, any Governmental Entity, or any other Person, necessary or desirable for the past or current conduct of, or relating to the operation of the businesses of or the ownership of the Assets of, the Company.

“Permitted Encumbrances” means, with respect to the Company, (a) liens for Taxes (i) not yet due and payable, except for such Taxes to be prorated as stated in Section 9.6(a) herein, or (ii) being contested in good faith, if a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been reflected or reserved against on the Company Financial Statements, and (b) easements, rights-of-way, restrictions and other similar charges or encumbrances imposed on real property, in each case, which (i) do not interfere with the ordinary conduct of business of the Company, (ii) were not incurred in connection with any indebtedness, and (iii) do not materially detract from the value of the property upon which such encumbrance exists, in each case, if a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been reflected or reserved against on the Company Financial Statements.

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“Person” means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, limited liability company or Governmental Entity or other entity.

“Pre-Closing Expenses” means any accounts payable of the Company incurred prior to the Closing Date or allocable to time periods prior to the Closing Date, but excluding the Asset Retirement Obligation and the Cessation Accrual.

“Proprietary Rights” means all (a) patents, patent applications, patent disclosures, all related continuation-in-part, divisional, reissue, reexamination, utility model, certificate of invention and design patents, registrations and applications for registration thereof, and other industrial property rights acquired or available under the Laws of any jurisdiction, (b) trademarks, trade names, trade dress, logos, corporate names, service marks, and registrations and applications for registration thereof together with related goodwill, (c) copyrights and registrations and applications for registration thereof, (d) mask works and registrations and applications for registration thereof, (e) computer software (including without limitation, source code object code, interpreted code, Java byte code, firmware, middleware, programs, utilities, languages, subroutines or routines), date, databases, compilations, documentation, data processing systems, networks and network systems, website and other Internet and webcentric systems and properties, domain names, content contained on any Internet or intranet site, and descriptions, flowcharts and other work product used to design, plan, organize, and develop any of the foregoing, (f) trade secrets and confidential business information, whether patentable or unpatentable and whether or not reduced to practice, know-how, manufacturing and product processes and techniques, research and development information, copyrightable rights, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information, including, without limitation, all membership lists and databases and related information and profiles (which include all website and other content whether published by the members or otherwise), and internet domain names, (g) other proprietary rights relating to any of the foregoing (including, without limitation, remedies against infringements thereof and rights of protection of interest therein under the Laws of all jurisdictions), and (h) copies and tangible embodiments thereof owned or used by the Company in the business of the Company.

“Purchaser’s Affiliates” means Jet Holdings, LLC and Royal Energy Resources, Inc.

“Representative” means, with respect to any Person, any officer, director, principal, attorney, employee, agent, consultant, accountant or other representative of such Person.

“Returns” means, with respect to any Taxpayer, any and all returns, reports, declarations, documents and information statements with respect to Taxes required to be filed by or on behalf of any Taxpayer with any Governmental Entity or Tax authority or agency, whether domestic or foreign, including, without limitation, consolidated, combined and unitary returns and all amendments thereto or thereof and any documents with respect to or accompanying requests for the extension of time in which to file any such returns, reports, declarations, documents and information statements.

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“Tax(es)” means all taxes, estimated taxes, withholding taxes, assessments, levies, imposts, fees and other charges, including, without limitation, any interest, fines, penalties, additions to tax or additional amounts that have or may become payable in respect thereof, imposed by any foreign, federal, state or local government or taxing authority, whether computed on a separate, consolidated, unitary, combined or any other basis, which taxes shall include, without limitation, all income taxes, service, license and net worth taxes, payroll and employee withholding taxes, unemployment insurance, retirement, social security, sales and use taxes, value-added taxes, excise taxes, franchise taxes, gross receipts taxes, occupation taxes, real and personal property taxes, stamp taxes, transfer and recording taxes, workers’ compensation and other obligations of the same or of a similar nature.

“Taxpayer” means (a) the Company and each member of any group of corporations with respect to which the Company files or has filed a consolidated, combined or unitary Return.

“Welfare Plan” means, with respect to the Company, any “employee welfare benefit plan” as defined in Section 3(1) of ERISA, which (a) the Company, or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or under which the Company, or any ERISA Affiliate may incur any Liability and (b) covers any employee or former employee of the Company, or any ERISA Affiliate (with respect to their relationship with any such entity).

“Year End Financial Statements” means (a) the balance sheets of the Company for each of the fiscal years ended December 31, 2010, 2011, 2012, 2013 and 2014, and (b) the related statements of income, changes in members’ equity and cash flows of the Company for each of the fiscal years ended December 31, 2010, 2011, 2012, 2013 and 2014.

1.2 Construction.

(a) Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender, (ii) words using the singular or plural number also include the plural or singular number, respectively, (iii) the terms “hereof,” “herein,” “hereby” and derivative or similar words refer to this entire Agreement, (iv) the terms “Article” or “Section” refer to the specified Article or Section of this Agreement, (v) the word “including” means “including, without limitation,” (vi) the word “or” shall be disjunctive but not exclusive, and (vii) the words “made available” means that the information referred to has been made available if requested by the party to whom such information is to be made available.

(b) References to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto.

(c) References to statutes shall include all regulations promulgated thereunder and references to statutes or regulations shall be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation.

(d) The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against either party.

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(e) The annexes, schedules and exhibits to this Agreement are a material part hereof and shall be treated as if fully incorporated into the body of the Agreement.

(f) Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified and shall be counted from the day immediately following the date from which such number of days are to be counted.

(g) All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.

ARTICLE II.

PURCHASE AND SALE OF THE EQUITY SECURITIES

2.1 Purchase and Sale of the Equity Securities

(a) Transfer of the Equity Securities. Upon the terms and subject to the conditions contained herein, on the Closing Date, the Seller shall sell, convey, transfer, assign and deliver to the Purchaser, and the Purchaser shall purchase and accept from the Seller, the Equity Securities of the Company, free and clear of any and all Encumbrances.

(b) Purchase Price for the Equity Securities. Upon the terms and subject to the conditions contained herein, as consideration for the purchase of the Equity Securities of the Company the Purchaser shall pay an aggregate amount equal to US$1,000.00 (One Thousand Dollars) (the “Purchase Price”), payable as set forth in Section 2.3(b) below.

2.2 Closing.

Upon the terms and conditions set forth herein, and subject to Section 11.1, the closing (the “Closing”) of the transactions contemplated herein shall occur at 10:00 a.m. local time on the Closing Date at the offices of Bailey & Glasser, LLP, 209 Capitol Street, Charleston, West Virginia 25301 (or by the exchange of documents and instruments by mail, courier, facsimile or telecopy and wire transfer to the extent mutually acceptable to the parties hereto) or such other place or time agreed to by the Seller and the Purchaser.

2.3 Deliveries at Closing.

To effect the sale and purchase of the Equity Securities of the Company referred to in Section 2.1(a) and the delivery of the Purchase Price referred to in Section 2.1(b), the Seller and the Purchaser shall, on the Closing Date, deliver the following:

(a) Instruments of Possession. At the Closing, the Seller shall execute and deliver to the Purchaser amended and restated operating agreements for each of Big River and Yellow Bush and Broad Run Dock reflecting Purchaser as the sole member and owner of one hundred percent of the Equity Securities in Big River, Yellow Bush and Broad Run Dock, together with any other documents and instruments, as shall be necessary or appropriate to warrant and vest in the Purchaser good and marketable right, title and interest in and to all of the Equity Securities of the Company free of any and all Encumbrances. At the Closing, the Seller shall execute and deliver to Purchaser any other documents as the Purchaser may reasonably request, including without limitation, any evidence of satisfaction by Purchaser of the conditions set forth in Article VI hereto.

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(b) Purchase Price. Upon the terms and subject to the conditions contained herein, at the Closing, the Purchaser shall pay the Purchase Price at Closing by wire transfer or certified bank check of immediately available funds to such account(s) as Seller may direct.

2.4 Other Closing Matters.

Each of the parties shall take such other actions required hereby to be performed by it prior to or on the Closing Date, including, without limitation, satisfying the conditions set forth in Articles VII and VIII. Seller and Purchaser shall take all additional reasonable steps as may be necessary or desirable, to consummate the transactions contemplated by this Agreement, including, but not limited to, to ensure that the Purchaser is given possession of and good and marketable title to all of the Assets, free and clear of all Encumbrances, and operational control of the Assets and businesses of the Company as of the Closing Date.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

OF SELLER REGARDING THE COMPANY

The Seller hereby makes, as of the date hereof and as of the Closing Date, the following representations and warranties to the Purchaser, except as otherwise set forth in a written disclosure schedule (the “Disclosure Schedule”) delivered by the Seller to the Purchaser prior to the Closing Date, which contains Schedules numbered to correspond to various Sections of this Article III and which sets forth certain exceptions to the representations and warranties contained in this Article III and certain other information called for by this Agreement. Unless otherwise specified, each reference in this Agreement to any numbered Schedule is a reference to that numbered Schedule that is included in the Disclosure Schedule.

3.1 Organization of the Company.

(a) Organization. The Company is duly organized, validly existing and in good standing as a corporation under the Laws of the state of its formation and has full corporate power and authority to own, lease and operate its Assets and to conduct its business as it is now conducted. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which such qualification is necessary under applicable Law as a result of the conduct of its business or the ownership of its Assets, except to the extent that the failure to be so qualified or in good standing has not had and would not reasonably be expected to have a Material Adverse Effect. Each jurisdiction in which the Company is qualified to do business as a foreign limited liability company is listed on Schedule 3.1(a). The Company has delivered to the Purchaser true, correct and complete copies of the Organizational Documents of the Company. The Company is not in default under or in violation of any provision of its Organizational Documents, and such Organizational Documents will continue in effect without further amendment until the Closing Date.

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(b) Interests in Other Entities. The Company does not, directly or indirectly, own or have the right to acquire any equity interest of any other Person. The Company has not made any investment in or advance of cash or other extension of credit to any Person.

3.2 Due Authorization.

The Company has the requisite corporate or other entity, as applicable, power, capacity and authority, and has taken all action necessary, to execute and deliver this Agreement to which it is (or will be) a party, to consummate the transactions contemplated hereby and thereby and to perform all of its obligations contained herein and therein, and no other proceedings on the part of the Company are necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by (a) applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors rights generally or (b) general principles of equity, whether considered in a proceeding at law or in equity.

3.3 Capitalization and Ownership of Equity Securities.

(a) Capitalization. The authorized Units of each of Big River, Yellow Bush and Broad Run Dock consist of 100 limited liability company membership units, all of which are issued and outstanding and owned by Seller. The authorized, issued and outstanding Equity Securities of the Company, together with the holders of such Equity Securities listed in the Company’s Books and Records, are set forth on Schedule 3.3(a). The Company has no other Units authorized, issued or outstanding and no other Equity Securities issued or outstanding. Schedule 3.3(a) sets forth a true and correct structure chart of the Company showing the ownership of the Company.

(b) Due Authorization and Valid Issuance; No Preemptive Rights, etc. All outstanding Equity Securities of the Company have been duly authorized and validly issued, are fully paid and nonassessable, were issued and sold in accordance with federal and applicable state securities Laws and were not issued in violation of any preemptive or other similar rights. There are no (i) outstanding subscriptions, warrants, options, calls, rights of first offer, rights of first refusal, tag along rights, drag along rights, subscription rights, conversion rights, exchange rights, or commitments or rights of any character relating to or entitling any Person to purchase or otherwise acquire any Equity Securities of the Company or requiring the Company to issue or sell any Equity Securities, (ii) obligations or securities having the right to vote on any matters on which the Seller may vote or convertible into or exchangeable for shares of any Equity Securities of the Company or any commitments of any character relating to or entitling any Person to purchase or otherwise acquire any such obligations or securities, (iii) statutory preemptive rights or preemptive rights granted under the Organizational Documents of the Company, or (iv) stock appreciation rights, phantom stock, profit participation, or other similar rights with respect to the Company. There are no stockholder agreements, voting trusts, proxies or other agreements, instruments or understandings with respect to the purchase, sale, transfer or voting of the outstanding shares of Equity Securities of the Company. There are no Contracts under which the Company is obligated to repurchase, redeem, retire or otherwise acquire any Equity Securities of the Company. No Equity Securities of the Company are reserved for issuance. On the Closing Date, the Seller will own of record and beneficially all of the Equity Securities of the Company, free and clear of any and all Encumbrances. At the Closing, the Purchaser will acquire all of the Equity Securities of the Company free and clear of all Encumbrances.

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3.4 Real Property and Personal Property

(a) Owned Real Property. Company owns no real property.

(b) Leased Real Property. Company leases no real property.

(c) Personal Property.

(i) Owned Personal Property. Company has no owned Personal Property other than those permits related to the operation of its business that are set forth in Schedule 3.4(c)(i).

(ii) Leased Personal Property. The Company leases no personal property.

3.5 Material Contracts

(a) Schedule 3.5 lists each of the following contracts and agreements of Company, including all amendments, addendum and restatements (such contracts and agreements being “Material Contracts”):

(i) all material management contracts and contracts with independent contractors or consultants (or similar arrangements);

(ii) all leases with respect to the Leased Real Property;

(iii) all material contracts and agreements that limit or purport to limit the ability of Company to compete in any line of business or with any Person or in any geographic area or during any period of time;

(iv) all coal sales agreements, or purchase orders or commitments to sell or offer to sell coal;

(v) all transportation agreements, services agreements and other agreements relating to the operation of the Facilities;

(vi) all Personal Property leases as lessor or lessee;

(vii) all material contracts and agreements between or among the Company and any Affiliate of the Company or among the Seller (to the extent relating solely to the Company), and any Affiliate of Seller, and Seller represents and warrants that all contracts and agreements between the Company and Seller, any Affiliate of the Seller or Affiliate of the Company have been or will be terminated at the date of Closing without any liability to the Company;

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(b) Except as disclosed on Schedule 3.5, each Material Contract (i) is valid and binding on Company and, to the Knowledge of Seller, the counterparties thereto, and is in full force and effect and (ii) upon consummation of the transactions contemplated by this Agreement, except to the extent that any consent set forth in Section 3.7 is not obtained, shall continue in full force and effect without penalty or other adverse consequence. Except as disclosed in such Schedule 3.5, there have been no amendments or side or supplemental arrangements to or in respect of any such Material Contract. Seller has made all payments owed under any Material Contact and is not in default of any one Material Contract. The Company and the Seller has delivered to the Purchaser true and correct copies of all of the Material Contracts listed on Schedule 3.5.

3.6 No Conflict or Violation.

None of the execution, delivery and performance of this Agreement, compliance with any of the provisions hereof or the consummation of the transactions contemplated hereby, by the Seller or the Company will result in (a) a violation of or a conflict with any provision of the Organizational Documents of the Company, (b) except as set forth on Schedule 3.6, a violation of, conflict with, breach of, requirement of consent under, default under (with or without notice or passage of time), termination of, or acceleration of the performance required by, or the creation of any right of any party to accelerate, modify, terminate or cancel, any term or provision of, any Contract, indebtedness, Lease, Encumbrance, Permit, authorization, concession or other agreement to which the Company is a party or by which any of their respective Assets are bound, (c) a violation by the Company of any applicable Law, (d) an impairment of any material right of the Company under any Contract to which the Company is a party or by which its Assets are bound or under any Permit relating to the operation of its business or otherwise, or (e) an imposition of any Encumbrance, restriction or charge on any of the Assets or the businesses of the Company, except Permitted Encumbrances, or an imposition of any Encumbrance, restriction or charge on any of the Equity Securities of the Company.

3.7 Consents and Approvals

(a) Government Consents and Approvals. No consent, waiver, agreement, approval, Permit or authorization of, or declaration, filing, notice or registration to or with, or assignment by, any Governmental Entity is required to be made or obtained by any of the Seller or the Company in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, other than (a) those consents, waivers, agreements, approvals, Permits, authorizations, declarations, filings, notices, registrations or assignments, that have been obtained or made, or will be obtained or made prior to the Closing Date, all of which are set forth on Schedule 3.7(a).

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(b) Other Third Party Consents and Approvals. No consent, waiver, agreement, approval or authorization of, or declaration, filing, notice or registration to or with, or assignment by any Person that is not a Governmental Entity (including any party to any Contract of the Seller or the Company) is required to be made or obtained by any of the Seller or the Company in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby (including, without limitation, all required third party consents under the Contracts), other than those consents, waivers, agreements, approvals, authorizations, declarations, filings, notices, registrations or assignments, that have been obtained or made, or will be obtained or made prior to the Closing Date, all of which are set forth on Schedule 3.7(b).

3.8 Financial Statements

The Company shall deliver to the Purchaser the Financial Statements. The Financial Statements (i) are true and complete and have been prepared from, and in accordance with, the Books and Records and (ii) have been prepared in accordance with GAAP, consistently applied throughout the periods covered thereby and present fairly the financial position, assets and liabilities as of the dates thereof and the revenues, expenses, results of operations and cash flows of the Company for the periods covered then ended. The Financial Statements are in accordance with the books and records of the Company, and do not reflect any transactions which are not bona fide transactions. The Financial Statements make full and adequate disclosure of, and provision for, all obligations and liabilities of Company as of the date thereof. All of the Company’s revenues that have arisen in connection with the business and that are reflected on the Financial Statements shall have arisen only from bona fide transactions in the ordinary course of business.

3.9 Litigation Except as disclosed on Schedule 3.9, there is no unresolved written allegation or charge, and there is no outstanding Action pending or threatened (i) against, relating to or affecting (a) the Company, or any of its properties, rights or Assets or its Equity Securities or (b) that relates to the transactions contemplated by this Agreement.

3.10 No Brokers. None of the Seller or the Company, nor any of their respective agents, Representatives, holders of Equity Securities or Affiliates, has employed or made, or will enter into or make, any agreement, contract, arrangement or understanding with any broker, finder or similar agent or any Person that will result in any Liability of the Company or the Purchaser or any of their respective Affiliates, for any finder’s fee, brokerage fee or commission or similar payment in connection with the transactions contemplated hereby nor is there any claim by any Person, or any basis for a claim by any Person for any such finder’s fee, brokerage fee or commission or similar payment.

3.11 Employees.

Company has no employees as of the date of this Agreement other than Shawn Ray and Chris Ray, who are employed by Yellow Bush. All Employee Benefit Plans currently maintained by or for the benefit of Company have been provided to Purchaser or will be provided to Purchaser prior to Closing. No material labor dispute exists or, to the Knowledge of the Seller, is imminent with respect to any of the employees of the Company or its subsidiaries which could reasonably be expected to result in a Material Adverse Effect. None of the Company’s employees is a member of a union that relates to such employee’s relationship with the Company, and the Company is not a party to a collective bargaining agreement, and the Company believes that their relationships with their employees are good. No executive officer, to the Knowledge of the Seller, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company to any liability with respect to any of the foregoing matters. The Company is in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

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3.12 Tax Matters

To the Knowledge of Seller, (a) Each Taxpayer has timely filed with the appropriate taxing authorities all Returns (including, without limitation, information reporting and related documents) in respect of Taxes required to be filed through the date hereof (taking into account any extension of time to file granted or obtained) and will timely file any such Returns required to be filed on or prior to the Closing Date, (b) all Taxes shown to be payable on such Returns have been paid or will be timely paid, (c) the Company has not received from any Governmental Authority any written notice of proposed adjustment, deficiency or underpayment, other than a proposed adjustment, deficiency or adjustment that has been satisfied by payment or settlement, or withdrawn and (d) there are no Tax liens on Company assets. The Company shall deliver to the Purchaser complete and accurate copies of federal, state and local income tax Returns of the Company for the years 2007 through and including 2014.

3.13 Insurance

With respect to the Company, Schedule 0 sets forth all policies of, or binders for business interruption, fire, property, casualty, crime, directors and officers, liability, title, worker’s compensation, product liability, errors and omissions and other forms of insurance (including, without limitation, bond and surety arrangements) to which the Company is a party, a named insured or otherwise the beneficiary of coverage or which are maintained by the Company, including:

(a) the name, address, and telephone number of the agent;

(b) the name of the insurer, the name of the policyholder, and the name of each covered insured;

(c) the policy number, the effective date, the expiration date and the period of coverage; and

(d) a description of the scope and amount of coverage, any annual premiums as of the date hereof and any pending claims thereunder.

Seller represents and warrants that all premiums or other forms of payment for such policies are current and will be current through the date of Closing and such policies will remain effective through the date of Closing.

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3.14 Environmental Matters.

(a) To the Knowledge of Seller, except as disclosed on Schedule 3.14, (a) Company is in material compliance with all applicable Environmental Laws, and (ii) there are no written claims pursuant to any Environmental Law pending or, to the Knowledge of Seller, threatened, against Company, except to the extent the same would not reasonably be expected to have a Material Adverse Effect. The Seller has provided the Purchaser with all correspondence, notices, demands, pleadings, orders or documents of any nature relating to the Company’s compliance with Environmental Laws, alleging a breach of Environmental Laws, or seeking damages, fines or penalties arising out of or relating to an alleged breach of Environmental Laws.

(b) Purchaser acknowledges that (a) the representations and warranties contained in this Section 3.14 are the only representations and warranties being made with respect to compliance with or liability under Environmental Laws or with respect to any environmental, health or safety matter, including natural resources, related in any way to Company or the Assets and (b) no other representation or warranty, express or implied, is being made with respect thereto.

3.15 As-Is Sale.

Except for any express warranties set forth in this Article III, Company makes no representations or warranties with respect to compliance with or Liability under any Environmental Laws or with respect to any environmental, health or safety matter and the Assets are being transferred to and accepted by Purchaser AS-IS, WHERE-IS, WITH ALL FAULTS (other than as expressly set forth herein), and without any representation or warranty, express or implied with respect to the condition thereof.

3.16 No Other Agreements to Sell the Assets or Units of the Company.

None of the Seller or the Company has an obligation of any kind or nature, absolute or contingent, to any other Person to (a) sell or effect a sale of all or any of the Assets, (b) sell or effect a sale of any Equity Security of the Company, (c) effect any merger, consolidation or other reorganization of, or other business combination involving, the Company, or (d) enter into any Contract or cause the entering into a Contract with respect to any of the foregoing.

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3.17 Disclaimer of Seller. COMPANY, INCLUDING ALL OF COMPANY’S ASSETS, IS BEING SOLD ON AN “AS IS”, “WHERE IS” BASIS AS OF THE CLOSING AND IN ITS CONDITION AS OF CLOSING WITH “ALL FAULTS” AND, NONE OF THE SELLER, ITS AFFILIATES OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES OR REPRESENTATIVES MAKE OR HAVE MADE AND PURCHASER ACKNOWLEDGES THAT IT HAS NOT RELIED ON ANY OTHER STATEMENT, REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, IN RESPECT OF COMPANY OR ANY OF ITS ASSETS, (EXCEPT THE SPECIFIC AND EXPRESS WARRANTIES OF THE SELLER AS SET FORTH IN ARTICLES III AND IV AND THE DISCLOSURE SCHEDULES THERETO), WITH RESPECT TO (I) MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE, (II) THE OPERATION OF THE FACILITIES BY THE PURCHASER AFTER THE CLOSING OR (III) THE PROBABLE SUCCESS OR PROFITABILITY OF COMPANY AFTER THE CLOSING AND (B) NONE OF THE SELLER, ITS AFFILIATES, OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES OR REPRESENTATIVES WILL HAVE OR BE SUBJECT TO ANY LIABILITY OR INDEMNIFICATION OBLIGATION TO THE PURCHASER OR TO ANY OTHER PERSON RESULTING FROM THE DISTRIBUTION TO THE PURCHASER, ITS AFFILIATES OR REPRESENTATIVES OF, OR THE PURCHASER’S USE OF, ANY INFORMATION, RELATING TO COMPANY, AND ANY INFORMATION, DOCUMENTS OR MATERIAL MADE AVAILABLE TO THE PURCHASER, WHETHER ORALLY OR IN WRITING, IN CERTAIN “DATA ROOMS,” MANAGEMENT PRESENTATIONS, FUNCTIONAL “BREAK OUT” DISCUSSIONS, RESPONSES TO QUESTIONS SUBMITTED ON BEHALF OF THE PURCHASER OR IN ANY OTHER FORM IN THE COURSE OF ANY INDEPENDENT INVESTIGATION CONDUCTED BY THE PURCHASER OR OTHERWISE IN EXPECTATION OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, EXCEPT IN THE EVENT OF AN INTENTIONAL, FRAUDULENT MISREPRESENTATION OF A MATERIAL FACT BY SELLER. ANY SUCH OTHER REPRESENTATION OR WARRANTY IS HEREBY EXPRESSLY DISCLAIMED. WITHOUT LIMITING THE FOREGOING, AS OF THE CLOSING DATE, THE PURCHASER SHALL HAVE INSPECTED OR WAIVED ITS RIGHT TO INSPECT THE ASSETS FOR ALL PURPOSES AND SATISFIED ITSELF AS TO THE CONDITION OF THE ASSETS. SUBJECT TO THE EXPRESS REPRESENTATIONS AND WARRANTIES SET FORTH IN ARTICLE III, THE PURCHASER SHALL ASSUME ALL DEFECTS IN AND ALL RISKS ASSOCIATED WITH THE ASSETS. THE INTENT OF THIS DISCLAIMER IS NOT TO LIMIT THE LIABILITY OF ANY THIRD PARTY INDEPENDENT CONTRACTOR.

3.18 Corrupt Practices.

Neither the Company, nor to the Knowledge of the Seller, any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

3.19 Patents and Trademarks.

Except as set forth on Schedule 3.19, the Company has, or has rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary or material for use in connection with their respective businesses and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). The Company has not received a notice (written or otherwise) that any of the Intellectual Property Rights used by the Company violates or infringes upon the rights of any Person. To the Knowledge of Seller, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. The Company has taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

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3.20 Material Changes; Undisclosed Events, Liabilities or Developments.

Since the date of the latest Interim Financial Statements, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) Pre-Closing Expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate. No event, liability or development has occurred or exists with respect to the Company or their respective business, properties, operations or financial condition that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made.

ARTICLE IV.

ADDITIONAL REPRESENTATIONS AND WARRANTIES

OF THE SELLER

The Seller hereby makes, as of the date hereof and as of the Closing Date, the following representations and warranties to the Purchaser, except as otherwise set forth on the Disclosure Schedule delivered by the Seller to the Purchaser prior to the Closing Date, which contains Schedules numbered to correspond to various Sections of this Article IV and which sets forth certain exceptions to the representations and warranties contained in this Article IV and certain other information called for by this Agreement. Unless otherwise specified, each reference in this Agreement to any numbered Schedule is a reference to that numbered Schedule that is included in the Disclosure Schedule.

4.1 Formation and Authorization of the Seller.

(a) Formation. The Seller is an entity duly created, formed or organized, validly existing and in good standing under the Laws of the state of its formation, and has full power and authority as such an entity to own, lease and operate its assets and to conduct its business as it is now conducted. The Seller is duly qualified to do business as a foreign entity and is in good standing in each jurisdiction in which such qualification is necessary under the applicable Law as a result of the conduct of its business or the ownership or leasing of its assets, except to the extent that the failure to be so qualified or in good standing would not adversely affect the ability of the Seller to carry out its obligations under, and to consummate the transactions contemplated by, this Agreement.

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(b) Authorization. The Seller has the requisite corporate or other entity, as applicable, power, capacity and authority, and has taken all corporate action necessary, to execute and deliver this Agreement, to consummate the transactions contemplated hereby and thereby and to perform all of its obligations contained herein and therein, and no other corporate proceedings on the part of such Seller are necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Seller and this Agreement is enforceable against the Seller in accordance with its terms, except as the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors rights generally or (ii) general principles of equity, whether considered in a proceeding at law or in equity.

4.2 Ownership of Equity Securities.

The Seller has good and marketable title to, and owns of record and beneficially, the outstanding shares of Equity Securities of the Company set forth next to its name on Schedule 4.2, free and clear of any and all Encumbrances, voting restrictions, restrictions on transfer, charges or claims, and has full right and power and authority to deliver such Equity Securities as herein agreed. Schedule 4.2 also sets forth the address, state of residence and federal tax identification number (or social security number, as applicable) of the Seller as of the date hereof. The Seller is not a party to any contract or agreement with respect to any Equity Securities of the Company, including, but not limited to, any contract or agreement that could require the Seller to sell, transfer, or otherwise dispose of any Units, other than this Agreement.

4.3 No Conflict or Violation.

None of the execution, delivery and performance of this Agreement, compliance with any of the provisions hereof or thereof or the consummation of the transactions contemplated hereby and thereby, by Seller will result in (a) a violation of or a conflict with any provision of the Organizational Documents of Seller, (b) a violation of, conflict with, breach of, requirement of consent under, default under (with or without notice or passage of time), termination of, or acceleration of the performance required by, or the creation of any right of any party to accelerate, modify, terminate or cancel, any term or provision of, any contract, indebtedness, lease, encumbrance, permit, authorization, concession or other agreement to which the Seller is a party or by which any of its Assets are bound, (c) a violation by the Seller of any applicable Law, or (d) an imposition of any Encumbrance, restriction or charge on any of the Equity Securities of the Company.

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ARTICLE V.

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser hereby, as of the date hereof and as of the Closing Date, the following representations and warranties to the Seller, except as otherwise set forth the Disclosure Schedule delivered by the Purchaser to the Seller prior to the Closing Date, which contains Schedules numbered to correspond to various Sections of this Article V and which sets forth certain exceptions to the representations and warranties contained in this Article V and certain other information called for by this Agreement. Unless otherwise specified, each reference in this Agreement to any numbered Schedule is a reference to that numbered Schedule that is included in the Disclosure Schedule.

5.1 Organization.

The Purchaser is duly organized, validly existing and in good standing as a corporation under the laws of the State of its formation.

5.2 Authorization.

The Purchaser has the requisite corporate power, capacity and authority, and has taken all corporate action necessary, to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to perform all of its obligations contained herein and therein, and no other corporate proceedings on the part of the Purchaser are necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Purchaser, and this Agreement is a valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as the enforceability thereof may be limited by (a) applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors rights generally or (b) general principles of equity, whether considered in a proceeding at law or in equity.

5.3 Governmental Consents and Approvals.

No consent, waiver, agreement, approval, permit or authorization of, or declaration, filing, notice or registration to or with, or assignment by, any Governmental Entity is required to be made or obtained by the Purchaser in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby and thereby, other than (a) those consents, waivers, agreements, approvals, Permits, authorizations, declarations, filings, notices, registrations or assignments, that have been obtained or made, or will be obtained or made prior to the Closing Date, all of which are set forth on Schedule 5.3, (b) where failure to obtain or make such consent, waiver, agreement, approval, permit, authorization, declaration, filing, notice, registration or assignment, would not prevent or materially delay the consummation by the Purchaser of the transactions contemplated by this Agreement, and (c) as may be necessary as a result of any facts or circumstances relating solely to the Seller, the Company or any of their Affiliates.

5.4 No Brokers.

None of the Purchaser or any of its officers, directors, employees, holders of Equity Securities or Affiliates, has employed or made, or will enter into or make, any agreement, contract, arrangement or understanding with any broker, finder or similar agent or any Person that will result in any Liability of Seller or any of its Affiliates, for any finder’s fee, brokerage fee or commission or similar payment in connection with the transactions contemplated hereby, nor is there any claim by any Person, or any basis for a claim by any Person for any such finder’s fee, brokerage fee or commission or similar payment.

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5.5 No Conflict or Violation.

Assuming that all consents, approvals, authorizations and other actions described in Section 5.3 have been obtained and all filings and notifications listed on Schedule 5.3 have been made and any applicable waiting period has expired or been terminated, none of the execution, delivery and performance of this Agreement, compliance with any of the provisions hereof or thereof or the consummation of the transactions contemplated hereby and thereby, by the Purchaser will result in (a) a violation of or a conflict with any provision of the Organizational Documents of the Purchaser, (b) a violation of, conflict with, breach of, requirement of consent under, default under (with or without notice or passage of time), termination of, or acceleration of the performance required by, or the creation of any right of any party to accelerate, modify, terminate or cancel, any term or provision of, any contract, indebtedness, lease, encumbrance, permit, authorization, concession or other agreement to which the Purchaser is a party or by which any of its Assets are bound, or (c) a violation by the Purchaser of any applicable Law, except, in the case of clause (b), to the extent that such violations, conflicts, breaches, defaults or other matters would not adversely affect the ability of the Purchaser to carry out its obligations under, and to consummate the transactions contemplated by, this Agreement.

5.6 Sufficient Funds.

The Purchaser has sufficient funds necessary to pay, in cash, that portion of the Purchase Price due in cash on the Closing Date and to perform the Purchaser’s other obligations under this Agreement (including all fees and expenses related to the transactions contemplated by this Agreement and payable by the Purchaser). Upon the consummation of such transactions, (a) the Purchaser will not be insolvent, (b) the Purchaser will not be left with unreasonably small capital, (c) the Purchaser will not have incurred debts beyond its ability to pay such debts as they mature and (d) the capital of the Purchaser will not be impaired. Purchaser acknowledges that its obligations under this Agreement are not contingent or conditioned in any manner on obtaining any financing.

5.7 Investment Purpose.

The Purchaser is acquiring the Units solely for the purpose of investment and not with a view to, or for offer or sale in connection with, any distribution thereof other than in compliance with all applicable Laws, including United States federal securities laws. The Purchaser agrees that the Units may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the United States Securities Act and any applicable state securities laws, except pursuant to an exemption from such registration under the United States Securities Act and such laws. The Purchaser is able to bear the economic risk of holding the Units for an indefinite period (including total loss of its investment), and (either alone or together with its advisors) has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risk of their investment

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5.8 Litigation.

There is no unresolved written allegation or charge, and there is no outstanding Action pending or threatened or anticipated (or any basis therefore) that relates to the transactions contemplated by this Agreement.

5.9 Investigation by Purchaser.

Purchaser acknowledges that it has conducted its own independent investigation and analysis of the business, operations, assets, liabilities, results of operations, financial condition and prospects of the Company, which investigation, review and analysis was done by Purchaser and its Affiliates and/or Representatives. Purchaser acknowledges that it has had a full and fair opportunity to conduct such review, investigation, physical inspection and testing of the Assets of the Company, including without limitation, the Facilities and the Leased Real Property, as Purchaser deems necessary or advisable in connection with its acquisition of Company pursuant to this Agreement, and Purchaser has satisfied itself as to the condition of the Assets. In entering into this Agreement, Purchaser acknowledges that it has relied solely upon the aforementioned investigation, review and analysis and has not relied on any factual representations, statements or opinions of Seller or its Representatives (except the specific and express warranties of the Seller set forth in Articles III and IV and the Disclosure Schedules thereto), including factual representations or opinions stated by the Seller or its Representatives during the course of the independent investigation, whether given orally or in writing. Purchaser hereby agrees and acknowledges that (a) other than the express warranties and representations made in Articles III and IV, none of the Seller, its Affiliates or its Representatives make or have made, and Purchaser has not and will not rely upon, any representation or warranty, express or implied, with respect to the Company or its Assets as to (i) merchantability or fitness for any particular use or purpose, (ii) the operation of the Company or its business by Purchaser after Closing, or (iii) the probable success or profitability of Company or its business after Closing, and (b) except in the event of any intentional, fraudulent misrepresentation of a material fact by Seller, none of Seller, its Affiliates or its Representatives will be subject to any liability to Purchaser or to any other Person resulting from the distribution to Purchaser, its Affiliates or Representatives of, or Purchaser’s use of, any information relating to the Company, its business or the Assets, and any information, documents, or material made available to Purchaser, whether orally or in writing, in certain “data rooms”, management presentations, functional “break-out” discussions, responses to questions submitted on behalf of Purchaser or in any other form during the independent investigation or otherwise in expectation of the transactions contemplated by this Agreement. Purchaser acknowledges that by proceeding with the Closing on its purchase of the Company, it will forever waive all claims against Seller or its Affiliates related to the condition of the Assets, including without limitation, all claims based on Environmental Conditions, and shall assume all defects in and all risks associated with the Assets.

5.10 Purchaser’s Knowledge.

Purchaser does not know of any fact, matter or occurrence or thing that would, or with the passage of time could, make or render any representation or warranty of Seller true or incorrect in any respect.

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ARTICLE VI.

COVENANTS OF THE PURCHASER, THE COMPANY AND THE SELLER

6.1 General.

The Company and the Purchaser covenant and agree that from the date of this Agreement through the Closing:

(a) Required Actions. The Company shall, and the Seller shall cause the Company to, operate its respective businesses in the Ordinary Course of Business, and shall not take any action inconsistent therewith, with this Agreement, or with the consummation of the transactions contemplated hereby. Without limiting the generality of the foregoing, the Company shall, and the Seller shall cause the Company to:

(i) maintain its corporate existence;

(ii) preserve its business organizations and properties intact, normal wear and tear excepted, including its present operations and physical facilities;

(iii) have in effect and maintain at all times all insurance of the kinds, in the amounts and with the insurers as is presently in effect;

(iv) keep in working condition and good order and repair all of the Assets and other properties of the Company, normal wear and tear excepted;

(v) maintain its Books and Records and accounts in its usual, regular and ordinary manner and post all entries therein promptly in compliance with accepted practice and all applicable Laws;

(vi) pay and discharge when due all Taxes, assessments and governmental charges imposed upon it or any of its properties, or upon the income or profit therefrom, and as set forth in Section 9.6;

(vii) comply with all Laws applicable to its Assets and its business consistent with past practice; and

(viii) meet its obligations under all Contracts.

(b) Prohibited Actions. Prior to the Closing, without the prior written consent of the Purchaser, the Company shall not (i) enter into any business other than the Company’s business as it is presently being conducted, (ii) engage in any practice, or take, or fail or omit to take, any action or enter into any transaction that would (y) impair or prevent the Company from consummating the transactions contemplated by this Agreement or (z) cause or result in any of the representations and warranties set forth in Articles III and IV to be untrue at any time after the date hereof through the Closing Date or (iii) enter into any Contract to do any of the foregoing.

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(c) Investigation by the Purchaser. The Company shall, and shall cause its counsel, accountants and other Representatives to, allow the Purchaser, its employees, Affiliates, counsel, accountants and other Representatives, during regular business hours upon reasonable notice, to make such inspection of the Assets, businesses and operations of the Company, and to inspect and make copies of Contracts, Books and Records and all other documents and information requested by the Purchaser, including, without limitation, historical financial information concerning the business of the Company, and to meet with the Company’s designated Representatives. The Company shall furnish to the Purchaser promptly upon request (a) all additional documents and information with respect to the affairs of the Company relating to their business and (b) access to the Company’s accountants and counsel as the Purchaser, or its counsel, accountants and other Representatives, may from time to time reasonably request and shall instruct such accountants and counsel to cooperate with the Purchaser, and to provide such documents and information as the Purchaser and its Representatives may reasonably request.

6.2 Cooperation; Consents.

Each of the parties hereto covenants and agrees, upon the terms and conditions contained herein, to (a) cooperate with the other parties hereto and to pursue diligently and in good faith and use efforts to, or cause to be taken, all actions necessary, proper or advisable to consummate and make effective the transactions contemplated hereby and to put the Purchaser in possession of all of the Equity Securities and in final control of the Company, and its Assets, and (b) execute any documents, instruments or conveyances of any kind that may be necessary or reasonably be deemed advisable to carry out any of the transactions contemplated hereby. Without limiting the generality of the foregoing, each party hereto shall use commercially reasonable efforts to (a) obtain at the earliest practicable date all consents, approvals, Permits, authorizations, exemptions and waivers from federal, state, local and foreign governmental and regulatory agencies, authorities and bodies and other persons or entities required to be obtained by it and necessary or advisable to authorize, approve or permit the performance by such party of its obligations hereunder and under each other agreement and instrument referred to herein or contemplated hereby, including, without limitation, all such consents, approvals, authorizations, exemptions and waivers listed on Schedule 3.7, (b) defend and cooperate with each other in any defending of legal proceedings, whether judicial or administrative and whether brought derivatively or on behalf of third parties, challenging this Agreement and/or the agreements referred to herein or contemplated hereby or the consummation of the transactions contemplated hereby or thereby, (c) give all notices to, and make all registrations and filings with, third parties, including, without limitation, submissions of information requested by governmental authorities, and (d) fulfill all other conditions to this Agreement. The Seller and the Purchaser agree that, in the event that any consent, approval or authorization necessary or desirable to preserve for the Company any right or benefit under any Lease, license, Contract, commitment or other agreement or arrangement to which the Company is a party is not obtained prior to the Closing, the Seller will, subsequent to the Closing, cooperate with the Purchaser or the Company in attempting to obtain such consent, approval or authorization as promptly thereafter as practicable. If such consent, approval or authorization cannot be obtained, the Seller shall use commercially reasonable efforts to provide the Purchaser or the Company, as the case may be, with the rights and benefits of the affected Lease, license, Contract, commitment or other agreement or arrangement for the term of such Lease, license, Contract or other agreement or arrangement, and, if the Seller provides such rights and benefits, the Company, shall assume the obligations and burdens thereunder.

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6.3 Regulatory Approvals.

Each party will give any notices to, make any filings with, and use commercially reasonable efforts to obtain any consents of Governmental Authorities, if any, required or reasonably deemed advisable pursuant to any applicable Law in connection with the transactions contemplated by this Agreement, and to use good faith efforts to agree jointly on a method to overcome any objections by any Governmental Authority to such transactions.

6.4 Notification of Certain Matters.

The Seller and the Company shall give prompt written notice to the Purchaser of (a) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the execution, delivery or performance of this Agreement, or the transactions contemplated herein and (b) any notice or other communication from any federal, state, local or foreign governmental or regulatory authority, agency, department, body or instrumentality in connection with this Agreement, or the transactions contemplated herein and therein.

6.5 Confidentiality; Publicity.

Except as may be required by Law, stock exchange regulations or as otherwise expressly contemplated herein, no party or their respective Affiliates and Representatives will disclose to any third party the existence of this Agreement, the subject matter or terms hereof or any Confidential Information concerning the business or affairs of any other party which it may have acquired from such party in the course of pursuing the transactions contemplated hereby without the prior written consent of Seller, the Company or Purchaser as the case may be, which consent shall not be unreasonably withheld; provided, however, any party may disclose any such Confidential Information as follows: (a) to such party’s Affiliates and its or its Affiliates’ employees, lenders, counsel, or accountants, the actions for which the applicable party will be responsible; (b) to comply with any applicable Law or order, provided that prior to making any such disclosure the party making the disclosure notifies the other party of any Action of which it is aware that may result in disclosure and uses its best efforts to limit or prevent such disclosure; (c) to the extent that the Confidential Information is or becomes generally available to the public through no fault of the party or its Affiliates making such disclosure; (d) to the extent that the same information is in the possession of the party making such disclosure prior to receipt of such Confidential Information; (e) to the extent that the party that received the Confidential Information independently develops the same information without in any way relying on any Confidential Information; or (f) to the extent that the same information becomes available to the party making such disclosure on a nonconfidential basis from a source other than a party or its Affiliates, which source, to the disclosing party’s knowledge, is not prohibited from disclosing such information by a legal, contractual, or fiduciary obligation to the other party. If the transactions contemplated by this Agreement are not consummated, each party will return or destroy as much of the Confidential Information concerning the other party as the parties that have provided such information may reasonably request.

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6.6 Supplements to Schedules.

From time to time prior to the Closing Date Seller will promptly amend or supplement the Disclosure Schedules with respect to any matters required to be set forth therein. To the extent Seller amends or supplements any of the Disclosure Schedules and Purchaser elects to proceed with the Closing, Purchaser will not have the right to claim any breach of representation or warranty with respect to any failure to disclose any matter set forth on such amended or supplemental Disclosure Schedule; provided that such Disclosure Schedules do not contain any untrue statement of a material fact or omit to state any material fact relevant to Purchaser’s decision to proceed with Closing.

ARTICLE VII.

CONDITIONS TO THE SELLER’S OBLIGATIONS

The obligations of the Seller to sell the Equity Securities of the Company to the Purchaser on the Closing Date and to consummate the transactions contemplated hereby are subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by the Seller in accordance with Section Error! Reference source not found.:

7.1 Representations, Warranties and Covenants.

All representations and warranties of the Purchaser contained in this Agreement shall be true and correct (a) in all respects, if such representations and warranties are qualified by materiality or similar terms and phrases and (b) in all material respects, if such representations and warranties are not qualified by materiality or similar terms and phrases at and as of the date hereof and the Closing Date, as though such representations and warranties were made on the Closing Date (except for representations and warranties that expressly speak only as of a specific date or time other than the Closing Date, which representations and warranties shall continue on the Closing Date to have been true and correct as of such specific date or time). The Purchaser shall have performed all obligations arising under agreements and covenants required hereby to be performed by it prior to or at the Closing Date.

7.2 No Proceedings or Litigation.

No Actions by any Governmental Entity or any Person shall have been instituted or threatened for the purpose of enjoining or preventing, or that question the validity or legality of, the transactions contemplated hereby and that could reasonably be expected to damage any Seller materially if the transactions contemplated hereby and thereby are consummated.

7.3 Closing Deliveries.

The Seller shall have received, at or prior to the Closing, the following:

(a) a certificate executed by the Secretary or an Assistant Secretary of the Purchaser certifying as of the Closing Date (i) a true and correct copy of the Organizational Documents of the Purchaser and (ii) a true and correct copy of the resolutions of the board of directors of the Purchaser authorizing the execution, delivery and performance of this Agreement by the Purchaser and the consummation of the transactions contemplated hereby;

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(b) certificates of the Secretary of State of the state of Purchaser’s organization certifying the good standing of Purchaser;

(c) a certificate executed by an officer of the Purchaser certifying that, as of the Closing Date, the conditions set forth in Section 7.1 have been satisfied;

(d) the Purchase Price payable in immediately available funds at Closing; and

(e) Permit and Bond Transfer Applications. At the Closing, the Purchaser shall deliver copies to Seller of all necessary bond and permit transfer applications and paperwork, fully completed and executed for immediate submission to the West Virginia Division of Environmental Protection and the Ohio Department of Environmental Protection of the change of ownership of Big River, Yellow Bush and Broad Run Dock, such that Seller shall have the right to receive a refund promptly after Closing of all bonds existing immediately prior to Closing.

ARTICLE VIII.

CONDITIONS TO THE PURCHASER’S OBLIGATIONS

The obligations of the Purchaser to purchase the Equity Securities of the Company and to consummate the transactions contemplated hereby are subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by the Purchaser in accordance with Section Error! Reference source not found.:

8.1 Representations, Warranties and Covenants.

Each of the representations and warranties contained in Article III and Article IV shall be true and correct (a) in all respects, if such representations and warranties are qualified by materiality or similar terms and phrases and (b) in all material respects, if such representations and warranties are not qualified by materiality or similar terms and phrases at and as of the date hereof and the Closing Date, as though such representations and warranties were made on the Closing Date (except for representations and warranties that expressly speak only as of a specific date or time other than the Closing Date, which representations and warranties shall continue on the Closing Date to have been true and correct as of such specific date or time). The Company and the Seller shall have performed all obligations under this Agreement that by the terms hereof are to be performed by it on or before the Closing Date.

8.2 Consents.

All consents, waivers, agreements, approvals, Permits or authorizations of, or declarations, filings, notices or registrations to or with, or assignments by Governmental Entities and other Persons required to consummate the transactions set forth herein or contemplated hereby or required under any Laws or for the operation of the businesses of the Company after the Closing as they are now conducted and presently proposed to be conducted, including without limitation those consents identified on Schedule 3.6 hereof, shall have been made or obtained.

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8.3 No Proceedings or Litigation.

No Actions by any Governmental Entity or any other Person shall have been instituted or threatened for the purpose of enjoining or preventing, or that question the validity or legality of, the transactions contemplated hereby and that could reasonably be expected to damage the Purchaser or have a Material Adverse Effect on the value of the Equity Securities or the Assets, business or operations of the Company if the transactions contemplated hereby and thereby are consummated, including any Material Adverse Effect on the right or ability of the Purchaser to own, operate or transfer the Company after the Closing. There shall not be any Law or order in effect that makes the acquisition of the Equity Securities of the Company contemplated hereby illegal or otherwise prohibited or that otherwise may have a Material Adverse Effect on the Company.

8.4 Instruments of Possession.

The Seller shall have executed and delivered the instruments of possession pursuant to Section 2.3(a).

8.5 Closing Deliveries.

The Purchaser shall have received, at or prior to the Closing, the following:

(a) a certificate executed by the Seller certifying that, as of the Closing Date, (i) the conditions set forth in Section 8.1 have been satisfied and (ii) such other certificates of the Seller, the officers of the Company and others to evidence compliance with the conditions set forth in this Article VIII as may be reasonably requested by the Purchaser;

(b) a certificate executed by the Secretary of the Seller certifying as of the Closing (A) a true and correct copy of the Organizational Documents and all amendments thereto, of the Company and (B) a true and correct copy of the resolutions of the members or shareholders of the Seller, and the Board of Directors of the Seller, authorizing the execution, delivery and performance of this Agreement, as applicable;

(c) copies of the Organizational Documents of the Company and all amendments thereto, certified as of a recent date by the Secretary of State of the state of the Company’s, organization;

(d) certificates of the Secretary of State of the state of the Company’s organization, as applicable, certifying the good standing of the Company, as applicable;

(e) any consents required to be obtained by the Company, or the Seller;

(f) physical possession of all membership unit records of the Company certified as true and correct and complete by the Secretary of the Company;

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(g) physical possession of the minute books and corporate seals of the Company; and

(h) physical possession of (A) all Books and Records, whether in print, digital, audio or some other format, tangible Assets, Permits, policies, Contracts or other instruments owned by or pertaining to the Company that are in the possession of the Seller and (B) all other documents and certificates, whether in print, digital, audio or some other format, (x) required to be delivered to the Purchaser pursuant to the terms of this Agreement and (y) as may be reasonably requested by the Purchaser prior to the Closing Date.

8.6 NRP Agreements.

INTENTIONALLY LEFT BLANK.

8.7 Tax Matters.

The Seller and the Company shall have provided the Purchaser with an affidavit, stating, under penalty of perjury, the Seller’s United States taxpayer identification number and that the Seller is not a non-resident alien for United States federal income tax purposes, pursuant to Section 1445(b)(2) of the Code (or any similar provision of state or other tax law).

ARTICLE IX.

ACTIONS BY THE SELLER, THE PURCHASER AND THE COMPANY

AFTER THE CLOSING

9.1 Books and Records.

Each of the Seller and the Purchaser agree that each will cooperate with and make available to the other party, during normal business hours, all Books and Records and Representatives retained and remaining in existence after the Closing Date that are necessary in connection with any tax inquiry, audit, investigation or dispute, any Action or any other matter (a “Matter”) requiring such Books and Records or Representatives for any reasonable business purpose. All such Books and Records relating to any such Matter shall be retained by the Seller and the Purchaser until the earlier of (a) seven (7) years or (b) the later of the expiration of the relevant statute of limitations with respect to any such Matter or until the termination of any Action with respect to such Matter. The party requesting access to any such Books and Records or Representatives shall bear all of the out-of-pocket costs and expenses (including, without limitation, attorneys’ fees, but excluding reimbursement for salaries and employee benefits) reasonably incurred in connection with providing access to such Books and Records and Representatives. In the event it is determined that any Books and Records of Company are still in Seller’s possession after Closing and Purchaser has not received the original or a copy thereof, Seller will promptly deliver the original of any such Books and Records (or a copy thereof, if the original is not available) to Purchaser.

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9.2 Survival.

(a) All representations and warranties of Seller set forth in Articles III and IV shall survive for a period of six (6) months after the Closing Date.

(b) Notwithstanding the termination of this Agreement, the covenants and agreements of the parties contained herein that by their terms are to be performed after the Closing shall survive the Closing in accordance with their respective terms, provided that the covenants contained in Article IX, in the event no term is specified in such covenant, shall survive the Closing indefinitely.

9.3 Further Assurances.

The Purchaser and the Seller shall use commercially reasonable efforts to take all actions and to do all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement (including, without limitation, satisfying the closing conditions in Articles VII and VIII hereto). Following the Closing, Seller and Purchaser agree to execute such documents, instruments or conveyances and take such actions as may be requested by their respective counsel and otherwise cooperate with each other, and their respective Affiliates and Representatives in connection with any action that may be necessary, proper or advisable to carry out the provisions hereof or transactions contemplated hereby, including, without limitation, providing any notices required to advise any Governmental Authority having jurisdiction over any of the Company’s Permits of the change in ownership and control of the Company as of Closing.

9.4 Consents Not Obtained by Closing.

No less than 15 days prior to the Closing, the Seller shall provide the Purchaser with all contracts requiring the Company’s consent, approval, authorization or Permit. The Seller and the Purchaser agree that, in the event that any consent, approval, authorization or Permit necessary or desirable to preserve for the Company any right or benefit under any Lease, license, Contract, commitment or other agreement or arrangement to which the Company is a party or counterparty is not obtained prior to the Closing, the Seller will, subsequent to the Closing, cooperate with the Purchaser and the Company in attempting to obtain such consent, approval, authorization or Permit as promptly thereafter as practicable. If such consent, approval, authorization or Permit cannot be obtained, the Seller shall use commercially reasonable efforts to provide the Purchaser or the Company, as the case may be, with the rights and benefits of the affected Lease, license, Contract, commitment or other agreement or arrangement for the term of such Lease, license, Contract or other agreement or arrangement, and, if the Seller provides such rights and benefits, the Company shall assume the obligations and burdens thereunder.

9.5 Litigation Support.

So long as any party hereto has disclosed a list of all active Actions against said party and is actively contesting or defending against any Action in connection with (a) any transaction contemplated under this Agreement or (b) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act or transaction involving the Company, the Assets or the business and operations of the Company, each of the other parties will cooperate with such party and its counsel in the contest or defense, make available its Representatives, and provide such testimony and access to its Books and Records as shall be reasonably necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending party (unless the contesting or defending party is entitled to indemnification hereunder). The covenant contained in this Section 9.5 shall not apply if one or more parties to this Agreement have an adverse Action against another one or more parties to this Agreement, and shall not be in lieu of or otherwise limit the indemnification obligations of the parties pursuant to Article X hereof.

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9.6 Taxes.

(a) Seller shall timely file with the appropriate taxing authorities all Returns (including, without limitation, information reporting and related documents) in respect of any federal, state and local Taxes, including, without limitation, income Taxes; withholding of income Taxes; payroll Taxes (such as FICA, FUTA, State withholding, local withholding and the like); workers’ compensation; unemployment insurance; Federal Excise Tax; and West Virginia Coal Mining Assessment and Special 2 Cent Per Ton Tax, and any penalties and interest on such Taxes for Company for the 2014 tax year (taking into account any extension of time to file granted or obtained) and shall be liable for the payment of all Taxes shown to be payable on such Returns for said 2014 tax year. Seller shall pay all 2014 real estate Taxes and assessments, any delinquent Taxes and assessments, including penalty and interest, and all other real estate Taxes for prior tax years which are a lien on the Closing Date; in addition, the Seller shall pay such for the 2015 tax year payable in 2016 to be prorated to the date of closing and computed, if undetermined, on the basis of the last certified tax rate and valuation. If such assessment is not available for the year in question, Real Estate Taxes shall be pro-rated, at the request of either party, when the amount thereof can be ascertained and the provisions hereof shall survive the Closing. If increased Real Estate Taxes are, after Closing, determined to be due for the year in which Closing occurs, then each party shall be obligated for the payment of its pro-rata share of such additional Real Estate Taxes.

(b) Seller and Purchaser shall cooperate with one another to file with the appropriate tax authorities all Returns (including, without limitation, information reporting and related documents) in respect of any federal, state and local Taxes, including, without limitation, income Taxes; withholding of income Taxes; payroll Taxes (such as FICA, FUTA, State withholding, local withholding and the like); workers’ compensation; unemployment insurance; Federal Excise Tax; and West Virginia Coal Mining Assessment and Special 2 Cent Per Ton Tax for Company for the 2015 tax year (taking into account any extension of time to file granted or obtained), with Seller being liable for the payment of all Taxes shown to be payable on such Returns for the Company for all periods of the 2015 tax year prior to Closing, and with Purchaser to be liable for the payment of all Taxes shown to be payable on such Returns for the Company for all periods of the 2015 tax year on and after Closing.

(c) Seller is to pay or remain liable for any federal, state and local taxes, including, without limitation, income Tax; withholding of income Taxes; payroll Taxes (such as FICA, FUTA, State withholding, local withholding and the like); workers’ compensation; unemployment insurance; Federal Excise Tax; West Virginia Coal Mining Assessment and Special 2 Cent Per Ton Tax, and any penalties and interest on any such Taxes that are the obligation of BIG RIVER MINING LLC, YELLOW BUSH MINING LLC and BROAD RUN DOCK LLC before transfer of ownership to Purchaser, including amounts that are assessed and/or claimed owed with respect to such periods prior to Closing at any time after Closing.

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(d) Except as otherwise provided in Section 9.6(a), 9.6(b) and 9.6(c), Seller shall have no liability for the payment of any Taxes of Company of any kind whatsoever on and after Closing.

9.7 Replacement of Permit Bonds.

Immediately on and after Closing, Purchaser will submit all necessary paperwork and take all other necessary action to obtain cash bonds to replace all existing bonds securing all of the environmental permits held by Broad Run Dock LLC, and Seller shall have the right to receive a refund or return of the existing bonds.

ARTICLE X.

INDEMNIFICATION

10.1 Indemnification.

(a) Indemnification by Purchaser. If the Closing shall occur, the Purchaser shall indemnify, save and hold the Seller, each of the Seller’s respective Affiliates, and each of their respective directors, officers, employees, successors, transferees and assignees, and Representatives (each, a “Seller Party”), harmless from and against any and all claims, suits, actions, judgments, expenses, fees (including attorney’s fees and court costs) or damages of any kind whatsoever (“Damages”) claimed against or incurred by the Company on and after Closing (each, a “Seller Claim”) so long as such Seller Claim does not relate to Seller’s gross negligence, fraud or other bad acts. In no event shall Purchaser be required to indemnify any Seller Party under this provision for any Damages for which Seller is required to indemnify Purchaser pursuant to any other provision of this Agreement.

(b) Indemnification by Seller. INTENTIONALLY LEFT BLANK.

(c) Defense of Claims.

(i) If a claim for any Damages (a “Claim”) is to be made by a person entitled to indemnification hereunder (an “Indemnified Party”), the person claiming such indemnification shall give written notice (a “Claim Notice”) to the person from whom indemnification is sought (the “Indemnifying Party”) (A) as soon as practicable after the Indemnified Party becomes aware of any fact, condition or event which may give rise to Damages for which indemnification may be sought under this Section 10.1 and (B) in the case of the assertion of a claim (whether pursuant to a lawsuit or other legal action or otherwise) or the commencement of any Action by a third party (together, a “Third-Party Claim”), upon receipt of written notice of the Third-Party Claim.

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(ii) In the case of a Third-Party Claim, if the Indemnifying Party shall acknowledge in writing to the Indemnified Party that the Indemnifying Party shall be obligated to indemnify the Indemnified Party under the terms of its indemnity hereunder in connection with such Third-Party Claim, then the Indemnifying Party shall be entitled and, if it so elects, shall be obligated at its own cost, risk and expense, to participate in or take control of the defense and investigation of such Third-Party Claim (unless (x) the Indemnifying Party is also a party to such Third-Party Claim and the Indemnified Party determines in good faith, upon the advice of outside counsel, that a conflict of interest exists between the Indemnified Party and the Indemnifying Party with respect to such Third-Party Claim or (y) the Indemnifying Party fails to provide reasonable assurance to the Indemnified Party of its financial capacity to defend such Third Party-Claim and provide indemnification with respect to such Third-Party Claim) and to pursue the defense thereof in good faith by appropriate actions or proceedings promptly taken or instituted and diligently pursued, including, without limitation, to employ and engage attorneys of its own choice reasonably acceptable to the Indemnified Party to handle and defend the same, compromise or settle such claim, which compromise or settlement shall be made only with the written consent of the Indemnified Party, such consent not to be unreasonably withheld or delayed.

(iii) In the event the Indemnifying Party elects to assume control of the defense and investigation of such lawsuit or other legal action in accordance with this Section 10.1(c), the Indemnified Party may participate in the investigation, trial and defense of such Third-Party Claim.

(iv) If the Indemnifying Party fails to notify the Indemnified Party in writing of its election to assume the defense of such Third-Party Claim in accordance with this Section 10.1 within 30 days after receipt of the Claim Notice, the Indemnified Party against which such Third-Party Claim has been asserted shall (upon delivering notice to such effect to the Indemnifying Party) have the right to undertake, at the Indemnifying Party’s cost, risk and expense, the defense, compromise and settlement of such Third-Party Claim on behalf of and for the account of the Indemnifying Party; provided that such Third-Party Claim shall not be compromised or settled without the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed. In the event the Indemnifying Party assumes the defense of the claim, the Indemnifying Party shall keep the Indemnified Party reasonably informed of the progress of any such defense, compromise or settlement, and in the event the Indemnified Party assumes the defense of the claim, the Indemnified Party shall keep the Indemnifying Party reasonably informed of the progress of any such defense, compromise or settlement. The Indemnifying Party shall be liable for any settlement of any Third-Party Claim effected pursuant to and in accordance with this Section10.1 and for any final judgment (subject to any right of appeal), and the Indemnifying Party agrees to indemnify and hold harmless each Indemnified Party from and against any and all Damages by reason of such settlement or judgment so long as such settlement (a) involves only the payment of monetary Damages by the Indemnifying Party, (b) does not include any injunctive or non-monetary obligations on the Indemnified Party, and (c) does not involve the admission of any facts or liability on the part of the Indemnified Party.

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10.2 Exclusive Remedy, etc.

Except for actions grounded in fraud or deceit, the parties hereto acknowledge and agree that from and after the Closing, the indemnification provisions in this Article X shall be the exclusive remedy of Purchaser with respect to the transactions contemplated by this Agreement. With respect to actions grounded in fraud or deceit, (A) the right of a party to be indemnified and held harmless pursuant to this Article X shall be in addition to and cumulative of any other remedy of such party at law or in equity and (B) no such party shall, by exercising any remedy available to it under this Article X, be deemed to have elected such remedy exclusively or to have waived any other remedy, whether at law or in equity, available to it.

10.3 Payment.

With respect to Third Party Claims for which indemnification is payable hereunder, the Indemnifying Party will pay the Indemnified Party promptly after (a) the entry of judgment against the Indemnified Party and the expiration of any applicable appeal period, (b) the entry of a non-appealable judgment or final appellate decision against the Indemnified Party or (c) the execution of any settlement agreement referred to in Section 10.1. Notwithstanding the foregoing, expenses of the Indemnified Party for which the Indemnifying Party is responsible shall be reimbursed on a current basis by the Indemnifying Party.

ARTICLE XI.

MISCELLANEOUS

11.1 Termination.

(a) Termination. This Agreement may be terminated, and the purchase and sale of the Units abandoned, at any time prior to the Closing:

(i) by mutual written consent of the Purchaser and the Seller at any time;

(ii) by the Purchaser or the Seller if the Closing shall not have occurred on or before November 30, 2015, except that neither the Purchaser, on the one hand, nor the Seller, on the other hand, may terminate this Agreement if the failure of the Closing to occur is due to the failure of such party to perform in all material respects each of its obligations required to be performed at or prior to the Closing;

(iii) by the Purchaser, if one or more of the conditions set forth in Article VIII is not satisfied or waived in writing by the Purchaser as of the Closing Date;

(iv) by the Seller, if one or more of the conditions set forth in Article VII is not satisfied or waived in writing by the Seller as of the Closing Date; or

(v) by the Purchaser or the Seller, if there shall be any Law that makes consummation of the transactions contemplated hereby illegal or otherwise prohibited or if any court of competent jurisdiction or other Governmental Entity shall have taken any Action permanently restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby, and such Action shall not be subject to appeal or shall have become final and appealable.

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(b) Procedure Upon Termination. In the event of termination of this Agreement:

(i) Each party shall redeliver all documents relating to Confidential Information to the party from which they were received or confirm that all such documents and all copies thereof have been destroyed;

(ii) No Confidential Information received by any party with respect to the business or the assets of any other party or such party’s Affiliates shall be disclosed to any third party, unless such disclosure is in accordance with the provisions of Section 6.5 of this Agreement;

(iii) All obligations of the parties hereto under this Agreement shall terminate, except for the obligations under Section 6.5, this Section 11.1(b) and Sections 11.4, 11.9, 11.10 and 11.12, and there shall be no Liability of any party hereto to any other party and each party hereto shall bear its own fees, costs and expenses incurred by it or on its behalf in connection with the negotiation, preparation, execution and performance of this Agreement and no party shall have any further obligation to any other party; provided that termination of this Agreement by the Purchaser or the Sellers pursuant to clause (ii), (iii) or (iv) of Section 11.1(a), respectively, by reason of any breach of this Agreement shall not relieve the defaulting or breaching party (the “Breaching Party”), whether or not it is the terminating party, of Liability for direct damages actually incurred by the other party, not including consequential, incidental and/or special damages, as a result of any breach of this Agreement by the Breaching Party.

11.2 Assignment.

Purchaser may not assign this Agreement to any affiliate or to any unaffiliated third party without the prior written consent of Seller. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, and no other person shall have any right, benefit or obligation hereunder.

11.3 Notices.

All notices, consents, waivers, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered; when transmitted if transmitted by telecopy upon receipt of telephonic or electronic confirmation, provided that a copy is mailed by regular mail, return receipt requested; the day after it is sent, if sent for next day delivery to a domestic address by recognized overnight delivery service (e.g., Federal Express); and upon receipt, if sent by certified or registered mail, return receipt requested. In each case notice shall be sent to:

36

If to the Company prior to the Closing or to the Seller:

Coal Field Transports, Inc.

430 Harper Park Drive, Suite B

Beckley, West Virginia 25801

Telephone: (304) 255-4998

Facsimile: (304) 255-5372

ATTN: David Jude

with a copy not constituting notice to:

Jennifer Fahey

Bailey & Glasser, LLP

209 Capitol Street

Charleston, West Virginia 25301

Telephone: (304) 345-6555

Facsimile: (304) 342-1110

If to the Company after the Closing or to the Purchaser:

Jet Fuel, LLC, c/o Jet Holdings, LLC

Post Office Box 276

Virgie, Kentucky 41572

Telephone: (606) 639-2300

ATTN: Anthony Newsome

and

Jet Fuel, LLC, c/o Royal Energy Resources, Inc.

56 Broad Street, Suite 2

Charleston, South Carolina 29401

Telephone: (843) 626-4999

Facsimile: (888) 501-1528

ATTN: William L. Tuorto

with a copy not constituting notice to:

David C. Stratton

Stratton Law Firm, P.S.C.

111 Pike Street

Pikeville, Kentucky 41501

Telephone: (606) 437-7800

Facsimile: (606) 437-7569

37

and

Robert J. Mottern

Davis Gillett Mottern & Sims LLC

1230 Peachtree Street NE, Suite 2445

Atlanta, Georgia 30309

Telephone: (404) 607-6933

Facsimile: 678-840-2126

or to such other place and with such other copies as either party may designate as to itself by written notice to the others.

11.4 Choice of Law; Service of Process; Venue; JURY TRIAL WAIVER.

This Agreement shall be construed and interpreted and the rights of the parties determined in accordance with the internal laws of the State of West Virginia without giving effect to any choice or conflict of law provision or rule (whether of the State of West Virginia or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of West Virginia, except with respect to matters of law concerning the internal corporate affairs of any corporate entity which is a party to or the subject of this Agreement, and as to those matters the law of the jurisdiction under which the respective entity derives its powers shall govern. The Seller and the Company irrevocably consent to the service of any and all process in any action or proceeding arising out of or relating to this Agreement by the registered or certified mailing of copies of such process to the Seller at the addresses specified in Section 11.3. The Purchaser consents and agrees that such party may be served with process in the same manner as a notice may be given under Section 11.3. Each of the parties hereto consents and voluntarily submits to personal jurisdiction in the State of West Virginia and in the courts in such state located in Kanawha County and the United States District Court for the Southern District of West Virginia in any proceedings arising out of or relating to this Agreement, and the transactions contemplated hereby and agrees that all claims in respect of any such proceeding may be heard and determined in any such court. Seller and Purchaser agree that any action instituted with respect to this Agreement will be instituted exclusively in the United States District Court for the Southern District of West Virginia or, if such Court does not have jurisdiction to adjudicate such action, in the courts of West Virginia located in Kanawha County. Each party hereto irrevocably and unconditionally waives and agrees not to plead, to the fullest extent permitted by law, any objection that they may now or hereafter have to the laying of venue or the convenience of the forum of any action with respect to this Agreement in the United States District Court for the Southern District of West Virginia and the courts of the State of West Virginia located in Kanawha County. Each party agrees that a final judgment, subject to appeal rights, in any proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or in equity. SELLER AND PURCHASER EACH HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY ACTION INSTITUTED WITH RESPECT TO THIS AGREEMENT TO THE FULLEST EXTENT PERMITTED BY LAW.

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11.5 Effectiveness: Entire Agreement; Amendments and Waivers.

This Agreement shall become effective on the parties hereto when all parties hereto have executed and delivered this Agreement. This Agreement, together with all exhibits and schedules hereto (including, without limitation, the Disclosure Schedule), constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties; provided that the forms of agreements and opinions attached hereto as exhibits shall be superseded by the copies of such agreements and opinions executed and delivered by the respective parties thereto, the execution and delivery of such agreements and opinions by the parties thereto to be conclusive evidence of such parties’ approval of any change or modification therein. Except as set forth in the prior sentence, no amendment, supplement, modification or waiver of this Agreement shall be binding unless executed in writing by all of the parties hereto indicating their intention to amend this Agreement. Neither the failure nor any delay by any party in exercising any right, power or privilege under this Agreement will operate as a waiver of any right, power or privilege under this Agreement, and no waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided in such waiver in writing. In addition, no notice to or demand on one party will be deemed a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement.

11.6 Multiple Counterparts.

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

11.7 Invalidity.

In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument; provided, that in no event shall Purchaser be required to acquire less than all Equity Securities of the Company.

11.8 Titles; Currency; Schedules.

The titles, captions or headings of the Articles and Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. Unless otherwise specified, all references contained in this Agreement to dollars or “$” will mean United States Dollars. The recital paragraphs or “whereas” clauses appearing at the beginning of this Agreement are incorporated herein by reference and constitute binding terms hereof. Information that is disclosed in any Disclosure Schedule will be deemed to be disclosed for purposes of any other Disclosure Schedule or a different portion of the same Disclosure Schedule to the extent that such information can be reasonably deemed to be a disclosure applicable to such other Disclosure Schedules or parts thereof.

39

11.9 Publicity.

No party shall issue any press release or make any public statement regarding the transactions contemplated hereby or consummated hereunder or thereunder, without the prior approval of the other parties, and the parties hereto shall issue a mutually acceptable press release as soon as practicable after the execution and delivery of this Agreement and after the Closing Date. Notwithstanding the preceding sentence, nothing herein shall be deemed to prohibit any party from making any disclosure which its counsel deems reasonably necessary in order to fulfill such party’s disclosure obligations imposed by Law; provided that each such party shall, to the extent reasonably practicable, afford the other parties the opportunity to review and comment on the proposed disclosure in advance of such issuance; provided, further, that in the event that it is not reasonably practicable, such party shall provide the other parties a copy promptly thereafter..

11.10 Fees and Expenses.

(a) The Seller. Subject to the provisions of Article X hereof, the Seller shall pay all of the fees, costs and expenses incurred by the Seller, and the Company incident to or in connection with the negotiation, preparation, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and thereby, including, without limitation, legal, investment banking and accounting expenses, payments made in connection with obtaining consents, waivers, agreements and Permits, any stock transfer, real property transfer, documentary transfer or other similar taxes and sales, use or other taxes imposed by reason of the sale of the Units and any deficiency, interest or penalty asserted with respect thereto (the “Seller Expenses”).

(b) The Purchaser. Purchaser shall pay all of the fees, costs and expenses incurred by it incident to or in connection with the negotiation, preparation, execution, delivery and performance of this Agreement and the Loan Agreements and the consummation of the transactions contemplated hereby and thereby.

11.11 Representation of Counsel; Mutual Negotiation.

Each party has been represented by counsel of its choice in negotiating this Agreement. This Agreement shall therefore be deemed to have been negotiated and prepared at the joint request, direction and construction of the parties, at arm’s length, with the advice and participation of counsel, and will be interpreted in accordance with its terms without favor to any party.

11.12 No Third Party Beneficiaries.

This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, including, without limitation, by way of subrogation, except as specifically set forth in Article X hereof.

40

11.13 Performance by the Company.

Seller will cause to be performed and hereby guarantee the performance of all actions, agreements and obligations set forth herein to be performed at or prior to the Closing by the Company. Purchaser will cause to be performed and hereby guarantee the performance of all actions, agreements and obligations set forth herein to be performed after Closing by the Company.

11.14 Time of Essence.

With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

11.15 Limitation of Damages.

Neither party to this Agreement shall be entitled to recover any consequential, exemplary or punitive damages from the other party hereto.

[Signature pages follow.]

41

In Witness Whereof, the parties hereto have caused this Agreement to be duly executed on their respective behalf, by their respective officers thereunto duly authorized, all as of the day and year first above written.

PURCHASER:

JET FUEL, LLC
a Kentucky limited liability company

By:
Name:
Title:

SELLER:

COAL FIELD TRANSPORTS, INC.
a West Virginia corporation

By:
Name:
Title:

SELLER’S SCHEDULE 3.1(a)

Jurisdictions in Which Company is Qualified to Do Business

as a Foreign Limited Liability Company

Big River Mining LLC:

West Virginia

Yellow Bush Mining LLC:

Ohio

Broad Run Dock LLC:

West Virginia

2

SELLER’S SCHEDULE 3.3(a)

Authorized, Issued and Outstanding Equity Securities of Company

And the Holders of Such Equity Securities

Yellow Bush Mining LLC:

MEMBER	OUTSTANDING UNITS	PERCENTAGE INTEREST

Coal Field Transports, Inc.	100	100%

Broad Run Dock LLC:

MEMBER	OUTSTANDING UNITS	PERCENTAGE INTEREST

Coal Field Transports, Inc.	100	100%

Big River Mining LLC:

MEMBER	OUTSTANDING UNITS	PERCENTAGE INTEREST

Coal Field Transports, Inc.	100	100%

3

SELLER’ S SCHEDULE 3.4(c)(i)

Schedule of Owned Personal Property

Yellow Bush Mining LLC:

None.

Big River Mining LLC:

None.

Broad Run Dock LLC:

Department of the Army Permit No. LRH-2007-224-OHR.

4

SELLER’S SCHEDULE 3.5

Material Contracts

(i)	All material management contracts and contracts with independent contractors or consultants (or similar arrangements):

None.

(ii)	All material contracts and agreements that limit or purport to limit the ability of Company to compete in any line of business or with any Person or in any geographic area or during any period of time:

None.

(iii)	All contract mining agreements, coal processing agreements, labor services agreements and other agreements relating to the operation of any coal mining, processing or related facilities:

Yellow Bush Mining LLC:

●	Amended and Restated Contract Mining Agreement dated October 1, 2011 between Gatling Ohio LLC and Yellow Bush Mining LLC

●	Amended and Restated Coal Processing and Refuse Disposal Agreement dated October 1, 2011 between Gatling Ohio LLC and Yellow Bush Mining LLC

Big River Mining LLC:

●	Second Amended and Restated Contract Mining Agreement dated October 1, 2011 between Gatling LLC and Big River Mining LLC

Broad Run Dock LLC:

None.

(iv)	All material contracts and agreements between or among the Company and any Affiliate of the Company or among the Seller (to the extent relating solely to the Company), and any Affiliate of Seller, and Seller represents and warrants that all contracts and agreements between the Company and Seller, any Affiliate of the Seller or Affiliate of the Company have been or will be terminated at the date of Closing:

None.

5

SELLER’S SCHEDULE 3.6

Conflicts

None.

6

SELLER’S SCHEDULE 3.7(a)

Governmental Consents and Approvals

None, other that providing any required notices of change of ownership and control of Yellow Bush Mining LLC and Big River Mining LLC to the Mine Safety and Health Administration governmental authorities regulating coal mine operator’s permits necessary for Company to perform contract labor on environmental permits held by Gatling LLC and Gatling Ohio LLC and providing any required notices of change and ownership and control of Broad Run Dock LLC to state and federal authorities regulating Department of the Army Permit No. LRH-2007-224-OHR.

7

SELLER’S SCHEDULE 3.7(b)

Other Third Party Consents and Approvals

None.

8

SELLER’S SCHEDULE 3.9

Litigation

Aaron Lively v. Big River Mining LLC, et. al., Civil Action No. 15-C-144 in the Circuit Court of Wyoming County, West Virginia. This is a “deliberate intent” suit filed by Aaron Lively, a former employee of Big River Mining LLC (“Big River”) on or around July 23, 2015. Plaintiff alleges that Big River and four of his other former coal company employers who are codefendants in the suit, deliberately exposed him to excessive silica and coal dust in violation of workplace safety laws during the time he worked as an underground coal miner, causing him to contract pneumoconiosis. The suit is covered by insurance, and is being defended by insurance defense counsel. The suit is in the initial stages of litigation.

9

SELLER’S SCHEDULE 3.13

Insurance

●	Energy Industries Insurance Coverage for Foresight Management LLC (Package policy providing primary liability coverage)

(a)	Agent:	USI Insurance Services C/L Beckley
41 Eagles Road
Beckley, West Virginia 25801
(304) 252-6375

(b)	Insurer:	Federal Insurance Company

	Policyholder:	Foresight Management LLC

Insureds: Gatling LLC, Gatling Ohio LLC, Meigs Point Dock LLC, Big River Mining, LLC, Yellow Bush Mining, LLC and numerous named insureds not involved in this transaction

(c)	Policy Number:	3711-45-35-PIT

	Effective Date:	December 31, 2014
	Expiration Date:	December 31, 2015
	Policy Period:	December 31, 2014 – December 31, 2015

(d)	Coverage Types, Amounts and Premiums as stated in the above referenced policy, a copy of which Purchaser acknowledges receipt prior to Closing (Liability Insurance Only and No Property Insurance Coverage for above named insureds)

●	Commercial Umbrella Liability Policy

(a)	Agent:	USI Insurance Services C/L Beckley
41 Eagles Road
Beckley, West Virginia 25801
(304) 252-6375

10

(b)	Insurer:	Lexington Insurance Company

	Policyholder:	Foresight Management LLC

	Insureds:	Named Insures under Energy Industries Package Policy

(c)	Policy Number:	025422596

	Effective Date:	December 31, 2014
	Expiration Date:	December 31, 2015
	Policy Period:	December 31, 2014 – December 31, 2015

(d)	Commercial Umbrella Liability Coverage in amount of $4,000,000 each occurrence limit, $4,000,000 general aggregate limit; premiums as stated in the above referenced policy, a copy of which Purchaser acknowledges receipt prior to Closing.

●	Excess Liability Policy

(a)	Agent:	USI Insurance Services C/L Beckley
41 Eagles Road
Beckley, West Virginia 25801
(304) 252-6375

(b)	Insurer:	National Union Fire Insurance Company of Pittsburgh, PA.

	Policyholder:	Foresight Reserves LP

	Insureds:	Insureds under Commercial Liability Umbrella Policy

(c)	Policy Number:	XS 8761988

	Effective Date:	December 31, 2014
	Expiration Date:	December 31, 2015
	Policy Period:	December 31, 2014 – December 31, 2015

(d)	Excess Liability Coverage in amount of $15,000,000 each occurrence, $15,000,000 annual aggregate; Premiums as stated in the above referenced policy, a copy of which Purchaser acknowledges receipt prior to Closing.

●	Umbrella Confirmation of Coverage (Binder of Insurance)

(a)	Agent:	USI Insurance Services C/L Beckley
41 Eagles Road
Beckley, West Virginia 25801
(304) 252-6375

11

(b)	Insurer:	RSUI Indemnity Company

	Policyholder:	Foresight Management LLC

	Insureds:	Insureds under Commercial Liability Umbrella Policy and Excess Liability Policy

	Policy Number:	NHA070368 (Renewal of Policy No. NHA066228)

	Effective Date:	December 31, 2014
	Expiration Date:	December 31, 2015
	Policy Period:	December 31, 2014 – December 31, 2015

(c)	Excess Liability Coverage in the amount of $21,000,000 per occurrence, aggregate where applicable of $21,000,000, with all terms and premiums as stated in the above referenced binder, a copy of which Purchaser acknowledges receipt prior to Closing

●	Excess Liability (Binder of Insurance)

(a)	Agent:	AmWins Brokerage of Georgia
3630 Peachtree Road, NE, Suite 1700
Atlanta, Georgia 30326

(b)	Insurer:	Starr Indemnity & Liability Company

(c)	Policyholder:	Foresight Reserves, LP

	Insureds:	Insureds under Commercial Liability Umbrella Policy and Excess Liability policies

	Policy Number:	1000030240141

	Effective Date:	December 31, 2014
	Expiration Date:	December 31, 2015
	Policy Period:	December 31, 2014 – December 31, 2015

(d)	Coverage Types, Amounts and Premiums as stated in the above referenced policy, a copy of which Purchaser acknowledges receipt prior to Closing.

12

●	Workers’ Compensation and Employers Liability Coverage (Pennsylvania, Ohio, West Virginia, Indiana, Tennessee, Alabama, South Carolina and Illinois)

(a)	Agent:	USI Insurance Services C/L Beckley
41 Eagles Road
Beckley, West Virginia 25801
(304) 252-6375

(b)	Insurer:	American Mining Insurance Company

	Policyholder:	Foresight Management LLC

	Insureds:	Gatling LLC, Gatling Ohio LLC, Meigs Point Dock LLC, Yellow Bush Mining, LLC and numerous named insureds not involved in this transaction

(c)	Policy Number:	AMWC186201

	Effective Date:	October 1, 2014
	Expiration Date:	October 1, 2015
	Policy Period:	October 1, 2014– October 1, 2015

(d)	Coverage Types, Amounts and Premiums as stated in the above referenced policy, a copy of which Purchaser acknowledges receipt prior to Closing.

Pending Insurance Claims:

There are currently no pending claims under the above referenced insurance policies for any of Gatling LLC, Gatling Ohio LLC, Meigs Point Dock LLC or Yellow Bush Mining, LLC. There is a pending insurance claim for Big River Mining LLC for the Lively suit. Please refer to Seller’s Schedule 3.9, Litigation.

13

SELLER’S SCHEDULE 3.14

Environmental Matters

None.

14

SELLER’S SCHEDULE 3.19

Intellectual Property Rights

None.

15

SELLER’S SCHEDULE 4.2

Ownership of Equity Securities;

Seller’s Address, State of Residence

and Tax Identification Number

MEMBER	LIMITED LIABILITY COMPANY	PERCENTAGE INTEREST

Coal Field Transports, Inc.	Yellow Bush Mining LLC	100%

Address: 430 Harper Park Drive, Suite B, Beckley, West Virginia 25801

State of Residence: Delaware

Federal Tax Identification Number: 20-5730706

MEMBER	LIMITED LIABILITY COMPANY	PERCENTAGE INTEREST

Coal Field Transports, Inc.	Broad Run Dock LLC	100%

Address: 430 Harper Park Drive, Suite B, Beckley, West Virginia 25801

State of Residence: Delaware

Federal Tax Identification Number: 20-8708708

16

PURCHASER’S SCHEDULE 5.3

Governmental Consents and Approvals

17